EXHIBIT 99.1

Media Contact:	Investor Relations:
Bud Perrone	Matt Stover
T 212 843 8068	T 404-465-2227
E bperrone@rubenstein.com	E IR@columbiapropertytrust.com
Columbia Property Trust Reports Third Quarter 2016 Results
ATLANTA--(October 27, 2016)--Columbia Property Trust, Inc. (NYSE: CXP) reported financial results today for the quarter ended September 30, 2016.
Highlights:

•
For the third quarter of 2016, our Net Income per diluted share was $0.30 and our Normalized Funds from Operations (NFFO)(1) per diluted share was $0.37. Cash flows from operations were $60.3 million and Adjusted Funds from Operations were $30.3 million.

•
We continued our non-core dispositions with the sales of 80 Park Plaza in Newark, South Jamaica Street in Denver, and 800 North Frederick Avenue in Suburban Maryland for total gross proceeds of $364 million, bringing us to $551 million of dispositions completed to date in 2016.

•	We issued $350 million in ten-year, unsecured 3.650% senior notes to extend our debt maturities and improve our cost of debt capital.

"During our September investor conference, we outlined our plans for the next couple of years as we finish the process of becoming a leading high-barrier, CBD-focused REIT while also unlocking the intrinsic value of our assets," said Nelson Mills, president and chief executive officer of Columbia Property Trust.  “We are pleased to report that we have already completed several of the initial tasks set forth in September. During the third quarter, we sold our non-core assets in Newark, Denver and Suburban Maryland, allowing us to exit those markets and bringing us to $551 million in dispositions in 2016. These transactions keep us on track to achieve our targeted range of $700 million to $1 billion in total dispositions for the year. Thanks to our experienced local teams, we are also continuing to build leasing momentum in our largest markets - New York, San Francisco and Washington, D.C."
Portfolio Highlights:
During the third quarter, we entered into leases for an aggregate of 149,000 rentable square feet. Our third quarter leasing activity included 36,000 square feet of new leases, with an average lease term of approximately eight years, and 113,000 square feet of renewal leases, with an average lease term of approximately six years.
As of September 30, 2016, excluding the 9127 South Jamaica Street building, which was sold on October 12, 2016, our portfolio of 23 office properties was 90.7% leased and 86.7% occupied compared with 93.3% leased and 91.7% occupied as of September 30, 2015, and 90.6% leased and 86.8% occupied as of June 30, 2016. The year-over-year declines are due to the timing of our current year leasing activity. In the second quarter, we terminated the Jones Day lease at 222 East 41st Street and executed a full-building lease with NYU Langone Medical, which commenced in the fourth quarter.
For leases executed during the quarter, we experienced a 26.3% increase in rental rates on a GAAP Rent basis and an 18.3% increase in rental rates on a cash rent basis.

(1) Non-GAAP financial measure. See Definitions and reconciliation between GAAP and non-GAAP financial measures or additional information, including the specific reasons why we provide these non-GAAP financial measures.

Financing Activity:
We issued $350 million in ten-year, unsecured 3.650% senior notes in August 2016 at 99.626% of face value. The proceeds from these notes were used to repay $250 million of 5.875% senior notes, with an original maturity date of April 1, 2018, and the related $17.9 million make-whole payment, and to pay down borrowings on our revolving credit facility.
Disposition Activity:
Since the beginning of the third quarter, we completed the following dispositions, bringing us to $551 million completed to date in 2016:

•	800 North Frederick Avenue in suburban Maryland for gross proceeds of $48 million;

•	80 Park Plaza in Newark for gross proceeds of $174.5 million; and

•	South Jamaica Street in Denver for gross proceeds of $141.5 million in two separate transactions.
We are under contract to sell the 1.3 million-square-foot Key Center Tower and the 400-room Key Center Marriott in Cleveland, and we continue marketing efforts for the 267,000-square-foot SanTan Corporate Center in Phoenix and the 310,000-square-foot Sterling Commerce property in Dallas. Depending on timing, we expect these dispositions, plus those already closed this year, to generate aggregate gross proceeds within the target range of $700 million to $1 billion.
Financial Results:
Net Income Attributable to Common Stockholders was $36.9 million, or $0.30 per diluted share, for the third quarter of 2016, compared with $20.1 million, or $0.16 per diluted share, for the third quarter of 2015. The year-over-year change is primarily due to disposition activity and debt refinancings.
We experienced year-over-year declines in NFFO, AFFO, Net Operating Income ("NOI") and Same Store NOI due to the current year leasing activity at 222 East 41st Street and property sales. In the second quarter, we terminated the Jones Day lease, the property’s majority tenant, to prepare for a full-building lease with NYU Langone Medical, which commenced in October. In lieu of rent for the third quarter, we collected a lease termination fee of $6.2 million from Jones Day in the second quarter.
NFFO was $46.2 million, or $0.37 per diluted share, for the third quarter of 2016, compared with $58.1 million, or $0.47 per diluted share, in the prior-year period. If the $6.2 million lease termination fee from Jones Day had been paid in the third quarter under its original lease term, NFFO would have been $52.4 million for the third quarter of 2016. The remaining $5.7 million decrease in NFFO is due to property sales.
Cash flows from operations were $60.3 million for the third quarter of 2016, compared with $66.0 million in the prior-year period. AFFO(1) was $30.3 million for the third quarter of 2016, compared with $43.7 million in the prior-year period. If the $6.2 million lease termination fee from Jones Day had been paid in the third quarter under its original lease term, AFFO would have been $36.5 million for the third quarter of 2016. The remaining $7.2 million decrease in AFFO is due to property sales.
NOI(1) for the third quarter of 2016 decreased 16.7% based on GAAP rents and 16.8% based on cash rents compared with the prior-year period. Same store NOI(1) for the third quarter of 2016 decreased 9.9% based on GAAP rents and 7.9% based on cash rents compared with the prior year period. If the $6.2 million lease termination fee from Jones Day had been paid in the third quarter under its original lease term, NOI for the third quarter of 2016 would have decreased by 9.4% based on GAAP rents and by 8.9% based on cash rents compared with the prior-year period, primarily due to property sales; and Same store NOI for the third quarter of 2016 would have been stable based on GAAP rents and increased 2.6% based on cash rents compared with the prior year period.

(1) Non-GAAP financial measure. See Definitions and reconciliation between GAAP and non-GAAP financial measures or additional information, including the specific reasons why we provide these non-GAAP financial measures.

Distributions:
For the third quarter of 2016, we paid a dividend of $37.0 million, which was $0.30 per share, or an annualized rate of $1.20 per share. The dividend was paid on September 15, 2016, to stockholders of record as of September 1, 2016.
Guidance for 2016:
For the year ending December 31, 2016, the Company raised its guidance range for Normalized FFO to $1.62 to $1.64 per diluted share, and its guidance range for Net Income to $0.50 to $0.52 per diluted share.
A reconciliation of projected Net Income Available to Common Stockholders per diluted share to projected FFO and Normalized FFO per diluted share is provided as follows:

	Full Year
	2016 Range
	Low	High
Net income	$0.50	$0.52
Real estate depreciation & amortization	1.38	1.38
Gain on sale of real estate assets	(0.41)	(0.41)
FFO	1.47	1.49
Loss on early extinguishment of debt	0.15	0.15
Normalized FFO	$1.62	$1.64
Our guidance for 2016 is based on the following assumptions for our portfolio:

•	Leased percentage at year end 2016 of 90% to 92%

•	GAAP straight-line rental income of $20 million to $23 million

•	G&A of $32 million to $34 million

•	Dispositions of $700 million to $1 billion ($551 million sold to date)

•	Assumes no acquisitions before year end

•	Weighted average diluted share count of 123.5 million (excludes impact of potential share repurchases after October 27, 2016)
Jim Fleming, Executive Vice President and Chief Financial Officer, added, "The high demand and attractive pricing we achieved on the bonds we issued in the third quarter provides additional validation of our overall strategy, as we have maintained a strong balance sheet while making steady progress in transforming the company. The pricing of these bonds, as well as the way they have traded since issuance, points to a substantially lower cost of debt capital as we move our company forward. With the dispositions completed to date, and the timing of certain leasing and other dispositions, we have been able to raise our guidance for 2016."
Our guidance reflects management’s view of current market conditions and incorporate certain economic and operational assumptions and projections. This annual guidance includes the continued enhancement of the portfolio based on the above assumptions. Actual results could differ from these estimates. Note that individual quarters may fluctuate on both a cash basis and a GAAP basis due to the timing of acquisitions and dispositions, lease commencements and expirations, the timing of repairs and maintenance, capital expenditures, capital markets activities and one-time revenue or expense events. In addition, the Company’s guidance is based on information available to management as of the date of this release.

Investor Conference Call and Webcast:
We will host a conference call and live audio webcast, both open for the general public to hear, later today at 5:00 p.m. ET to discuss quarterly financial results and business highlights. The number to call for this interactive teleconference is (412) 542-4180. A replay of the conference call will be available through November 4, 2016, by dialing (877) 344-7529 and entering the confirmation number, 10092869.
The live audio webcast of the Company's quarterly conference call will be available online in the Investor Relations section of the Company's website at Columbia.REIT. The online replay will be available in the Investor Relations section of the Company's website shortly after the call and archived for approximately twelve months following the call.
About Columbia Property Trust
Columbia Property Trust (NYSE: CXP) owns and operates Class-A office buildings in competitive, primarily CBD locations, and over half our investments are in high-barrier-to-entry, primary markets. Our $5 billion portfolio includes 23 office properties containing 11.2 million square feet and one hotel, concentrated in San Francisco, New York, and Washington, D.C. For more information about Columbia, which carries an investment-grade rating from both Moody’s and Standard & Poor’s, please visit Columbia.REIT.

Definitions:
Funds from Operations - FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), represents net income (computed in accordance with GAAP), plus depreciation of real estate assets and amortization of lease-related costs, excluding gains (losses) on sales of real estate and impairment losses on real estate assets. The Company computes FFO in accordance with NAREIT's definition, which may differ from the methodology for calculating FFO, or similarly titled measures, used by other companies and this may not be comparable to those presentations. We consider FFO an appropriate supplemental performance measure given its wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assume that the value of real estate diminishes predictably over time.
Normalized FFO -We calculate Normalized FFO by starting with FFO, as defined by NAREIT, and adjusting for certain items that are not reflective of our core operations, including: (i) real estate acquisition-related costs, (ii) listing costs, (iii) loss on interest rate swaps and (iv) loss on early extinguishment of debt. Such items create significant earnings volatility. We believe Normalized FFO provides a meaningful measure of our operating performance and more predictability regarding future earnings potential. Normalized FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income; therefore, it should not be compared to other REITs' equivalent to Normalized FFO.
Adjusted Funds from Operations - AFFO is calculated by adjusting Cash Flow from Operations to exclude (i) changes in assets and liabilities resulting from timing differences (ii) additional amortization of lease assets (liabilities), (iii) straight-line rental income, (iv) gain (loss) on interest rate swaps, (v) recurring capital expenditures, and adding back (vi) stock based compensation expense and (vii) non-cash interest expense. Because AFFO adjusts for income and expenses that we believe are not reflective of our core operations, we believe AFFO provides useful supplemental information. AFFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net cash flows from operating activities or net income.
EBITDA - EBITDA is defined as net income before interest, taxes, depreciation and amortization. We believe EBITDA is a reasonable measure of our liquidity. EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate EBITDA differently and our calculation should not be compared to that of other REITs.
Adjusted EBITDA - Adjusted EBITDA is defined as net income before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property, real estate acquisition-related costs, discontinued operations adjustments, or other extraordinary items. We do not include impairment losses in this measure because we feel these types of losses create volatility in our earnings and make it difficult to determine the earnings generated by our ongoing business. We believe adjusted EBITDA is a reasonable measure of our liquidity. Adjusted EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
Net Operating Income (based on cash rents) - NOI - cash rents is defined as Adjusted EBITDA adjusted for (i) portfolio general and administrative expense, (ii) interest rate swap valuation adjustments, (iii) interest expense associated with interest rates swaps, (iv) non-cash property operations, (v) straight-line rental income, and (vi) net effect of above/(below) market amortization. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. NOI - cash rents is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.
Net Operating Income (based on GAAP Rents) - NOI - GAAP rents is defined as Adjusted EBITDA adjusted for (i) portfolio general and administrative expense, (ii) interest rate swap valuation adjustments, and (iii) interest expense associated with interest rates swaps. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. NOI - GAAP rents is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.
Forward-Looking Statements:
Certain statements contained in this press release other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such statements include, in particular, statements about our plans, strategies, guidance, and prospects and are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We make no representations or warranties (express or implied) about the accuracy of any such forward-looking statements contained in this press release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Any such forward-looking statements are subject to risks, uncertainties, and other factors and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual conditions, our ability to accurately anticipate results expressed in such forward-looking statements, including our ability to generate positive cash flow from operations, make distributions to stockholders, and maintain the value of our real estate properties, may be significantly hindered. See Item 1A in the Company's most recently filed Annual Report on Form 10-K for the year ended December 31, 2015 and subsequently filed periodic reports for a discussion of some of the risks and uncertainties that could cause actual results to differ materially from those presented in our forward-looking statements. The risk factors described in our Annual Report are not the only ones we face, but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also harm our business.
Management's Quotes:
Quotes attributed to management within this document reflect management's beliefs at the time of release.

COLUMBIA PROPERTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per-share amounts)

	(Unaudited)
	September 30, 2016	December 31, 2015
Assets:
Real estate assets, at cost:
Land	$787,456	$896,467
Buildings and improvements, less accumulated depreciation of $500,583 and $613,639, as of September 30, 2016 and December 31, 2015, respectively	2,371,273	2,897,431
Intangible lease assets, less accumulated amortization of $141,451 and $250,085, as of September 30, 2016 and December 31, 2015, respectively	204,200	259,136
Construction in progress	28,888	31,847
Real estate assets held for sale, less accumulated depreciation and amortization of $111,425 as of September 30, 2016	238,876	—
Total real estate assets	3,630,693	4,084,881
Investment in unconsolidated joint venture	125,605	118,695
Cash and cash equivalents	190,856	32,645
Tenant receivables, net of allowance for doubtful accounts of $35 and $8 as of September 30, 2016 and December 31, 2015, respectively	6,366	11,670
Straight-line rent receivable	70,186	109,062
Prepaid expenses and other assets	24,885	35,848
Intangible lease origination costs, less accumulated amortization of $81,735 and $181,482, as of September 30, 2016 and December 31, 2015, respectively	58,645	77,190
Deferred lease costs, less accumulated amortization of $33,729 and $40,817, as of September 30, 2016 and December 31, 2015, respectively	60,383	88,127
Investment in development authority bonds	120,000	120,000
Other assets held for sale, less accumulated amortization of $23,125 as of September 30, 2016	32,306	—
Total assets	$4,319,925	$4,678,118
Liabilities:
Line of credit and notes payable, net of unamortized deferred financing costs of $3,406 and $4,492, as of September 30, 2016 and December 31, 2015, respectively	$821,586	$1,130,571
Bonds payable, net of discounts of $1,709 and $1,020 and unamortized deferred financing costs of $5,528 and $3,721, as of September 30, 2016 and December 31, 2015, respectively	692,763	595,259
Accounts payable, accrued expenses, and accrued capital expenditures	81,617	98,759
Dividends payable	—	37,354
Deferred income	20,411	24,814
Intangible lease liabilities, less accumulated amortization of $46,480 and $81,496, as of September 30, 2016 and December 31, 2015, respectively	36,239	57,167
Obligations under capital leases	120,000	120,000
Liabilities held for sale, less accumulated amortization $1,210 as of September 30, 2016	15,644	—
Total liabilities	1,788,260	2,063,924
Commitments and Contingencies	—	—
Equity:
Common stock, $0.01 par value, 225,000,000 shares authorized, 123,471,082 and 124,363,073 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	1,234	1,243
Additional paid-in capital	4,565,651	4,588,303
Cumulative distributions in excess of earnings	(2,027,155)	(1,972,916)
Cumulative other comprehensive loss	(8,065)	(2,436)
Total equity	2,531,665	2,614,194
Total liabilities and equity	$4,319,925	$4,678,118

COLUMBIA PROPERTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share amounts)

	(Unaudited)
	Three Months Ended September 30,
	2016	2015
Revenues:
Rental income	$87,561	$107,011
Tenant reimbursements	17,090	22,627
Hotel income	6,270	6,941
Other property income	2,345	1,140
	113,266	137,719
Expenses:
Property operating costs	39,101	46,538
Hotel operating costs	4,946	5,331
Asset and property management fees	387	472
Depreciation	26,778	32,441
Amortization	11,895	20,276
General and administrative	7,467	6,797
Acquisition expenses	—	1,680
	90,574	113,535
Real estate operating income	22,692	24,184
Other income (expense):
Interest expense	(17,138)	(22,012)
Interest and other income	1,839	1,808
Loss on interest rate swaps	—	(1,102)
Loss on early extinguishment of debt	(18,905)	(2,672)
	(34,204)	(23,978)
Income (loss) before income taxes, unconsolidated joint venture, and gains on sales of real estate	(11,512)	206
Income tax expense	(65)	(245)
Loss from unconsolidated joint venture	(1,937)	—
Loss before gains on sales of real estate	(13,514)	(39)
Gains on sales of real estate	50,412	20,182
Net income	$36,898	$20,143
Per-share information – basic:
Net income	$0.30	$0.16
Weighted-average common shares outstanding – basic	123,215	124,359
Per-share information – diluted:
Net income	$0.30	$0.16
Weighted-average common shares outstanding – diluted	123,350	124,460
Dividends per share	$0.30	$0.30

COLUMBIA PROPERTY TRUST, INC.
FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS
(in thousands, except per-share amounts)

	(Unaudited)
	Three Months Ended September 30,
	2016	2015
Reconciliation of Net Income to Funds From Operations and Normalized Funds From Operations:
Net income	$36,898	$20,143
Adjustments:
Depreciation	26,778	32,441
Amortization	11,895	20,276
Adjustments included in loss from unconsolidated joint venture	2,123	—
Gains on sales of real estate assets	(50,412)	(20,182)
FFO	27,282	52,678
Real estate acquisition-related costs	—	1,680
Settlement of interest rate swap	—	1,102
Loss on early extinguishment of debt	18,905	2,672
Normalized FFO	46,187	58,132
Per-share information - basic
FFO per share	$0.22	$0.42
Normalized FFO per share	$0.37	$0.47
Weighted-average shares outstanding - basic	123,215	124,359
Per-share information - diluted
FFO per share	$0.22	$0.42
Normalized FFO per share	$0.37	$0.47
Weighted-average shares outstanding - diluted	123,350	124,460

COLUMBIA PROPERTY TRUST, INC.
ADJUSTED FUNDS FROM OPERATIONS
(in thousands, except per-share amounts)

	(Unaudited)
	Three Months Ended September 30,
	2016	2015
Reconciliation of Cash Flows from Operations to Adjusted Funds From Operations:
Cash flows from operating activities	$60,266	$66,041
Adjustments:
Straight-line lease terminations income	(5,742)	460
Adjustments included in loss from unconsolidated joint ventures	(559)	—
Net changes in operating assets and liabilities	(12,039)	(15,359)
Acquisition costs	—	1,680
Maintenance capital(1)(2)	(11,637)	(9,140)
Adjusted FFO	$30,289	$43,682

(1)
Maintenance capital is defined as Capital expenditures incurred to maintain the building structure and functionality, and to lease space at our properties in their current condition.  Maintenance capital excludes capital for recent acquisitions and first generation leasing.

(2)	Reflects 51% of the capital expenditures of the Market Square Joint Venture, in which Columbia Property Trust owns a 51% interest.

COLUMBIA PROPERTY TRUST, INC.
NET OPERATING INCOME AND SAME STORE NET OPERATING INCOME (BASED ON GAAP RENTS)
(in thousands)

	(Unaudited)
	Three Months Ended September 30,
	2016	2015
Reconciliation of Net Income to Net Operating Income (based on GAAP rents) and Same Store Net Operating Income (based on GAAP rents):
Net income	$36,898	$20,143
Net interest expense	17,116	22,004
Interest income from development authority bonds	(1,800)	(1,800)
Income tax expense	65	245
Depreciation	26,778	32,441
Amortization	11,895	20,276
Adjustments include in loss from unconsolidated joint venture	4,234	—
EBITDA	$95,186	$93,309
Real estate acquisition-related costs	—	1,680
Settlement of interest rate swap	—	1,102
Loss on early extinguishment of debt	18,905	2,672
Gains on sales of real estate	(50,412)	(20,182)
Adjusted EBITDA	$63,679	$78,581
General and administrative	7,467	6,797
Adjustments included in loss from unconsolidated joint venture	5	—
Net Operating Income (based on GAAP rents) - consolidated	$71,151	$85,378
Same Store NOI (based on GAAP rents) - 51% of Market Square Buildings(1)	(2,301)	(2,948)
Net Operating Income from:
Acquisitions(2)	(6,909)	(4,330)
Dispositions(3)	(5,143)	(15,070)
Same Store NOI (based on GAAP rents) - wholly-owned properties(4)	$56,798	$63,030

(1)
Reflects NOI from 51% of the Market Square Buildings for all periods presented. On October 28, 2015, we transferred the Market Square Buildings and the $325.0 million mortgage note to a joint venture, and sold a 49% interest in the joint venture. Our interest in NOI from the Market Square Buildings is included in loss from unconsolidated joint venture for the third quarter of 2016, and in our consolidated results of operations for the third quarter of 2015.

(2)	Reflects activity for the following property acquired since July 1, 2015, for all periods presented: 229 West 43rd Street.

(3)
Reflects activity for the following properties sold since July 1, 2015, for all periods presented: 80 Park Plaza, 9189, 9191 & 9193 South Jamaica Street, 800 North Frederick,100 East Pratt, 1881 Campus Commons, 49% of the Market Square Buildings, 170 Park Avenue, 180 Park Avenue, 1580 West Nursery Road, Acxiom, Highland Landmark III, The Corridors III, 215 Diehl Road, 544 Lakeview, Bannockburn Lake III, 550 King Street, and Robbins Road.

(4)	Reflects NOI from properties that were wholly-owned for the entirety of the periods presented.

COLUMBIA PROPERTY TRUST, INC.
NET OPERATING INCOME AND SAME STORE NET OPERATING INCOME (BASED ON CASH RENTS)
(in thousands)

	(Unaudited)
	Three Months Ended September 30,
	2016	2015
Reconciliation of Net Income to Net Operating Income (based on cash rents) and Same Store Net Operating Income (based on cash rents):
Net income	$36,898	$20,143
Interest expense, net	17,116	22,004
Interest income from development authority bonds	(1,800)	(1,800)
Income tax expense	65	245
Depreciation	26,778	32,441
Amortization	11,895	20,276
Adjustments included in loss from unconsolidated joint venture	4,234	—
EBITDA	$95,186	$93,309
Real estate acquisition-related costs	—	1,680
Settlement of interest rate swap	—	1,102
Loss on early extinguishment of debt	18,905	2,672
Gains on sales of real estate	(50,412)	(20,182)
Adjusted EBITDA	$63,679	$78,581
General and administrative	7,467	6,797
Straight-line rental income	(4,823)	(4,957)
Net effect of above/(below) market amortization	(682)	(2,401)
Adjustments included in loss from unconsolidated joint venture	(746)	—
Net operating income (based on cash rents) - consolidated	$64,895	$78,020
Same Store NOI (based on cash rents) - 51% of Market Square Buildings(1)	(1,550)	(2,455)
Net Operating Income from:
Acquisitions(2)	(6,465)	(3,188)
Dispositions(3)	(2,591)	(13,406)
Same store NOI (based on cash rents) - wholly-owned properties(4)	$54,289	$58,971

(1)
Reflects NOI from 51% of the Market Square Buildings for all periods presented. On October 28, 2015, we transferred the Market Square Buildings and the $325.0 million mortgage note to a joint venture, and sold a 49% interest in the joint venture. Our interest in NOI from the Market Square Buildings is included in loss from unconsolidated joint venture for the third quarter of 2016, and in our consolidated results of operations for the third quarter of 2015.

(2)	Reflects activity for the following property acquired since July 1, 2015, for all periods presented: 229 West 43rd Street.

(3)
Reflects activity for the following properties sold since July 1, 2015, for all periods presented: 80 Park Plaza, 9189, 9191 & 9193 South Jamaica Street, 800 North Frederick,100 East Pratt, 1881 Campus Commons, 49% of the Market Square Buildings, 170 Park Avenue, 180 Park Avenue, 1580 West Nursery Road, Acxiom, Highland Landmark III, The Corridors III, 215 Diehl Road, 544 Lakeview, Bannockburn Lake III, 550 King Street, and Robbins Road.

(4)	Reflects NOI from properties that were wholly-owned for the entirety of the periods presented.